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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of FIMEP SA of our report dated February 17, 2003 relating to the financial statements of Legrand SA, which appear in such Registration Statement. We also consent to the references to us under the heading "Selected Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS PricewaterhouseCoopers

Paris, France
August 6, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS